Exhibit 3.1
AMENDED AND RESTATED BYLAWS OF
NEXTIER OILFIELD SOLUTIONS INC.

ARTICLE I

DEFINITIONS

As used in these Bylaws of the Corporation, the terms set forth below shall have the meanings indicated, as follows:
“Keane Control Group” shall mean Keane Investor Holdings LLC and its respective Affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) or any person who is an express assignee or designee of their respective rights under this Certificate of Incorporation (and such assignee’s or designee’s Affiliates).
“Board of Directors” or “Board” shall mean the board of directors of the Corporation.
“Bylaws” shall mean these Bylaws of the Corporation, as the same may be amended and/or restated from time to time.
“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time.
“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.
“Corporation” shall mean NexTier Oilfield Solutions Inc., a Delaware corporation.
“Delaware Court” shall mean the Court of Chancery of the State of Delaware.
“Designated Controlling Stockholder” shall mean, of the entities in the Keane Control Group, the entity that is the beneficial owner of the largest number of shares of the Common Stock.
“DGCL” shall mean the General Corporation Law of the State of Delaware, as amended from time to time.
“Electronic Transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced on paper form by such a recipient through an automatic process.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Proposing Stockholder” shall mean any stockholder of record.

Exhibit 3.1
“Secretary of State” shall mean the Secretary of State of the State of Delaware.

ARTICLE II

OFFICES

Section 2.01 Offices. The address of the registered office of the Corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 3.01 Place of Meeting. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 3.02 Annual Meeting.

a.The annual meeting of stockholders for the election of directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held on such date and at such time and place, if any, as may be fixed by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election of a director, which is governed by Section 4.01 of these Bylaws) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, including any committee thereof, or (iii) otherwise properly brought before the meeting by a Proposing Stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3.02 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with all of the notice procedures set forth in this Section 3.02 as to such business. Except for proposals made in accordance with Rule 14a- 8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a Proposing Stockholder to propose business (other than the nomination of a person for election of a director, which is governed by Section 4.01 of these Bylaws) to be brought before an annual meeting of the stockholders.

Exhibit 3.1
Proposing Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Section 4.01 of these Bylaws, and this Section 3.02 shall not be applicable to nominations except as expressly provided in Section 4.01 of these Bylaws.
b.Without qualification, for business to be properly brought before an annual meeting by a Proposing Stockholder, such proposed business must constitute a proper matter for stockholder action and the Proposing Stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.02. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which anniversary shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on May 1, 2017); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Proposing Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
c.To be in proper form for purposes of this Section 3.02, a Proposing Stockholder’s notice to the Secretary pursuant to this Section 3.02 shall be required to set forth:

i.As to the Proposing Stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the Proposing Stockholder providing the notice, as they appear on the Corporation’s books, and each other Proposing Person and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the Proposing Stockholder providing the notice and/or any other Proposing Persons, except that such Proposing Stockholder and/or such other Proposing Persons shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Stockholder and/or such other Proposing Person(s) has a right to acquire beneficial ownership at any time in the future;
ii.As to the Proposing Stockholder providing the notice (or, if different, the beneficial owner on whose behalf such business is proposed) and each other Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to give such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to

Exhibit 3.1
profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such shares or (z) such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D)(x) if such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Stockholder and/or beneficial owner, as applicable, and/or such other Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by the other stockholders of the Corporation and that reasonably could have influenced the decision of such Proposing Stockholder and/or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by the other stockholders of the Corporation and that reasonably could have influenced the decision of such Proposing Stockholder and/or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, (E) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Persons, (F) any direct or indirect interest of such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person in any contract with the Corporation, any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), or any principal competitor of the Corporation, (G) any pending or threatened litigation in which such Proposing Stockholder and/or beneficial owner, as

Exhibit 3.1
applicable, and/or any other Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (H) any material transaction occurring during the prior 12 months between such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (I) any other information relating to such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (J) a representation that the Proposing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (K) a representation whether the Proposing Stockholder and/or beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding Common Stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal (the disclosures to be made pursuant to the foregoing clauses (A) through (K) are referred to as “Disclosable Interests”); and

iii.As to each matter the Proposing Stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the Proposing Stockholder providing the notice and/or any other Proposing Person and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among the Proposing Stockholder providing the notice, any other Proposing Person and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Stockholder.

For purposes of this Section 3.02, the term “Proposing Person” shall mean (i) the Proposing Stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or owners, if different, on whose behalf the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such beneficial owner and (iv) any other person with whom such Proposing Stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include,

Exhibit 3.1
without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person which is Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also acting in concert with such other person.

d.A Proposing Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.02 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice of the meeting), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

e.Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.02 (including the requirement in the case of business to be brought before the meeting by a Proposing Stockholder that such Proposing Stockholder update and supplement the notice of proposed business set forth in clause (d) above). The person presiding over the annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 3.02, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.02, unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.02, to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such Proposing Stockholder or must be authorized by a writing executed by such Proposing Stockholder or an Electronic Transmission delivered by such Proposing Stockholder to act for such Proposing Stockholder as proxy at the meeting of stockholders and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting of stockholders.

f.In addition to the requirements of this Section 3.02 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such business. This Section 3.02 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Exhibit 3.1

g.For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder.

Section 3.03 Quorum; Adjournments. A majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote at the meeting of stockholders, the holders of which are present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the person presiding at the meeting or, if directed to be voted on by the person presiding at the meeting, the stockholders present or represented by proxy at the meeting and entitled to vote thereon, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is required for the adjourned meeting, the Board of Directors shall fix the record date for determining stockholders entitled to notice of such adjourned meeting, and a notice of the adjourned meeting shall be given to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 3.04 Voting.

a.Except as otherwise provided by the Certificate of Incorporation or applicable law, each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation on the record date set by the Board of Directors for determining the stockholders entitled to vote at a meeting of stockholders as provided in Section 7.04 hereof. When a quorum is present at any meeting, a majority of the votes cast by the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any questions brought before such meeting, unless the question is one upon which by express provisions of applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation or the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by these Bylaws, at any meeting for the election of directors at which a quorum is present, each director of the Corporation shall be elected by the vote of a majority of the votes cast with respect to that director’s election by the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. Notwithstanding the foregoing sentence, if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting of stockholders, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. In a Contested Election, stockholders

Exhibit 3.1
shall be given the choice to cast “for” or “withhold” votes for the election of directors, and shall not have the ability to cast any other vote with respect to such election of directors. For purposes of this Section, a “majority of the votes cast” means that the number of votes cast “for” a proposal or a candidate for director must exceed the number of votes cast “against” that proposal or candidate for director (with “abstentions” and “broker non-votes” (i.e., shares held by a bank, broker or other nominee which are present or represented by proxy at the meeting, but with respect to which such bank, broker or nominee is not empowered to vote) not counted as votes cast either “for” or “against” such proposal or candidate for director).

b.In the event an incumbent director fails to achieve a majority of the votes cast at an election of directors where directors are elected by a majority of the votes cast (“Majority Election”), which for clarity, shall not include any Contested Election, within seven (7) days from the date of the certification of the Majority Election results, such director shall sign and deliver to the Board of Directors an irrevocable letter of resignation (such resignation being contingent upon acceptance by the Board of Directors). If an incumbent Director fails to achieve a majority of the votes cast at a Majority Election, the Board of Directors will publicly disclose its decision whether or not to accept such resignation within ninety (90) days from the date of the certification of the election results.

Section 3.05 Proxies. Each stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in a manner permitted by applicable law. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 3.06 Special Meetings. Unless otherwise provided by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, (i) may be called at any time by the Board of Directors, and (ii) shall be called by the Secretary upon the written request of stockholders owning at least 25% in amount of the Common Stock issued and outstanding, and entitled to vote at the special meeting. Such request shall set forth (i) if the purpose of the meeting relates to business other than the election or appointment of directors, all information as is required to be included in a notice delivered to the Corporation pursuant to Section 3.02(c) hereof (and, in such circumstance, the requirements of Section 3.02(d) hereof shall also apply) and (ii) if the purpose of the meeting includes the appointment or election of one or more members of the Board of Directors, all information as would be required to be included in a notice delivered to the Corporation pursuant to Section 4.01(d) hereof (and, in such circumstance, the requirements of Section 4.01(e) hereof shall also apply). The Board of Directors may bring business before a special meeting of stockholders called by the Secretary upon the request of the stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders, whether called by them or otherwise.

Section 3.07 Notice to Stockholders.

a.Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which

Exhibit 3.1
stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, such written notice of any meeting shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than 60 days before the date of the meeting. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

b.Except as otherwise prohibited by the DGCL and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of Electronic Transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by Electronic Transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of Electronic Transmission, when directed to the stockholder.

c.Except as otherwise prohibited under the DGCL and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 3.07(c). Any such consent shall be revocable by the stockholders by written notice to the Corporation.

Section 3.08 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic

Exhibit 3.1
network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3.08 or to vote in person or by proxy at any meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 3.09 Written Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, no action required or permitted by the DGCL to be taken at a stockholders’ meeting may be taken by the written consent of stockholders in lieu of a meeting.

Section 3.10 Conduct of Meetings.

a.Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the Chairperson’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a person designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

b.The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the presence and participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Exhibit 3.1

c.The person presiding over the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

d.In advance of any meeting of stockholders, the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE IV

DIRECTORS

Section 4.01 Election of Directors.

a.The total number of directors constituting the Board of Directors shall be as fixed in, or be determined in the manner provided by, the Certificate of Incorporation. At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Election of directors need not be by written ballot. The directors need not be stockholders.

b.With respect to nominations by Proposing Stockholders, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at an annual meeting or at a special meeting (but only if the Board, or pursuant to Section 3.06 of these Bylaws, the stockholders, have first determined that directors are to be elected at such special meeting) may be made at such meeting (i) specified in the notice of meeting given by or at the direction of the Board of Directors, including any committee thereof, (ii) brought before the meeting by or at the direction of the Board of Directors, including any committee thereof or (iii) by any Proposing Stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.01 and at the time of the meeting, (B) is entitled to vote at the meeting (C) complied with the notice procedures set forth in this Section 4.01 as to such nomination, and (D) has provided a certificate certifying that such stockholders will comply

Exhibit 3.1
with rule 14a-19 promulgated under the Exchange Act in connection with its solicitation of proxies in support of any nominated person. This Section 4.01 shall be the exclusive means for a Proposing Stockholder to propose any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.

c.Without qualification, for nominations to be made at an annual meeting by a Proposing Stockholder, the Proposing Stockholder must (i) provide Timely Notice (as defined in Section 3.02 of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.01. Without qualification, if the Board has first determined that directors are to be elected at such special meeting (or if a special meeting is called pursuant to Section 3.06 hereof and relates to the election or appointment of directors), then for nominations to be made at a special meeting by a Proposing Stockholder, the Proposing Stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.01. To be timely, a Proposing Stockholder’s notice for nominations to be made at a special meeting by a Proposing Stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 3.02 of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

d.To be in proper form for purposes of this Section 4.01, a Proposing Stockholder’s notice to the Secretary pursuant to this Section 4.01 shall be required to set forth:

i.As to the Proposing Stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the Proposing Stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons, (B) a representation that the Proposing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (C) a representation whether the Proposing Stockholder or the beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding Common Stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination, (D) any Disclosable Interests (as defined in Section 3.02 of these Bylaws) of the Proposing Stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or each other Proposing Person, and (E) a representation that such Proposing Person will comply with Rule 14a-19 under the Exchange Act in connection with its solicitation of proxies in support of such person the Proposing Person proposes to nominate for election as a director;

ii.As to each person whom the Proposing Stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a Proposing Stockholder’s notice pursuant to this

Exhibit 3.1
Section 4.01 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposing Stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 3.02 of these Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Stockholder or beneficial owner, as applicable, and/or such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

iii.The Corporation may require any proposed nominee to furnish such other information, including by means of a written questionnaire, as may reasonably be required by the Corporation to determine the background and qualifications of such proposed nominee to serve as a director of the Corporation and the eligibility of such proposed nominee to serve as a director of the Corporation, including as to the proposed nominee’s eligibility to serve as an independent director, or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee (and any similar requirements regarding committee service, including under any listing standards of the applicable securities exchange or the rules of the Securities and Exchange Commission);

For purposes of this Section 4.01, the term “Proposing Person” shall mean (i) the Proposing Stockholder providing the notice of the nomination proposed to be made at the annual or special meeting, (ii) the beneficial owner or owners, if different, on whose behalf the nomination proposed to be made at the annual or special meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act) and (iv) any other person with whom such Proposing Stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

In addition to the requirements of this Section 4.01 with respect to any nomination proposed to be made at a meeting and, for the avoidance of doubt, any Proposing Person providing notice as to nominations pursuant to this Section 4.01, shall comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 4.01, unless otherwise required by law, (i) no such Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if such Proposing Person (a) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange

Exhibit 3.1
Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such Proposing Person’s director nominees. Upon request by the Corporation, if any such Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

e.A Proposing Stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.01 shall be true and correct as of the record date for the annual or special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

f.Notwithstanding anything in these Bylaws to the contrary, no person nominated by a Proposing Stockholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.01. The person presiding over the annual or special meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this Section 4.01 (including the requirement to update and supplement a Proposing Stockholder’s notice of any nomination set forth in clause (e) above), and if he or she should so determine, he or she shall so declare such determination to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.01, unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.01, to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such Proposing Stockholder or must be authorized by a writing executed by such Proposing Stockholder or an Electronic Transmission delivered by such Proposing Stockholder to act for such Proposing Stockholder as proxy at the meeting of stockholders and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting of stockholders.

g.This Section 4.01 is expressly intended to apply to any nomination by a Proposing Stockholder proposed to be brought before an annual or special meeting. In addition to the requirements of this Section 4.01 with respect to any nomination by a Proposing Stockholder proposed to be made at an annual or special meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations. Nothing in this Section 4.01 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to

Exhibit 3.1
any applicable provisions of the Certificate of Incorporation or the rights of the Designated Controlling Stockholder as agreed with the Corporation.

Section 4.02 Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled as provided in the Certificate of Incorporation. A director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 4.03 Removal. Any director or the entire Board of Directors may be removed from office in the manner provided in the Certificate of Incorporation.

Section 4.04 General Powers. Except as otherwise provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 4.05 Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine.

Section 4.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 4.07 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors. Special meetings also shall be called by the Secretary on the written request of any two directors unless the Board consists of only one director, in which case special meetings shall be called by the Secretary on the written request of the sole director. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling or requesting the meeting to all directors at least four days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other Electronic Transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting, provided that notice of the special meeting shall state the purpose or purposes of the special meeting. The notice shall be deemed given:
i.in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

ii.in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation,

iii.in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

Exhibit 3.1
iv.in the case of delivery via facsimile, electronic mail or other Electronic Transmission, when sent to the director to whom notice is to be given at such director’s facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

Section 4.08 Quorum; Adjournments. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 4.09 Unanimous Action in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by Electronic Transmission, and the writing or writings or Electronic Transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.10 Conference Call Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 4.11 Committees. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or adopting, amending or repealing these Bylaws.

Exhibit 3.1
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, including the granting of equity interests (which may include profits interests and Synthetic Equity Interests) of the Corporation to the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or a stated salary as a committee member. The terms of any compensation (including the granting of equity interests of the Corporation) paid to directors shall be as determined by the Board of Directors.

ARTICLE V

OFFICERS

Section 5.01 Generally. The Board of Directors shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, including, without limitation, a Chief Executive Officer (“CEO”), President (which may be the CEO), a Secretary, a Chief Financial Officer and a Treasurer (which may be the Chief Financial Officer). The Board of Directors or the CEO shall have the power and authority to appoint as officers one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, a President, a Chief Operating Officer, and a General Counsel & Secretary. The officers of the Corporation shall exercise such powers and perform such duties as are specified in these Bylaws, in a resolution of the Board of Directors or, in the case of an officer appointed by the CEO, as specified by the CEO. Any person may hold two or more offices simultaneously, and no officer need be a stockholder of the Corporation.

In addition to the authority of the CEO to appoint officers as set forth above, if so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board or as determined by such officer.

Section 5.02 Compensation. The officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any duly authorized committee thereof. In fixing the salaries, compensation and reimbursement of the officers of the Company other than the CEO, the Board of Directors may, among other things, take into account the recommendation of the CEO.

Section 5.03 Term; Removal. Each officer shall hold office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any officer appointed by the CEO may be removed at any time by the CEO. If the

Exhibit 3.1
office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors or by the CEO.

Section 5.04 Duties.

a.Chairperson of the Board. The Chairperson of the Board shall, if present, preside at all meetings of the stockholders and of the Board. The Chairperson of the Board shall also perform such other duties and may exercise such other powers as may be assigned by these Bylaws or prescribed by the Board from time to time. If there is no President, the Chairperson of the Board shall in addition be the CEO and shall have the powers and duties prescribed in paragraph (c) of this Section 5.04.

b.Chief Executive Officer. The CEO shall be the principal executive officer of the Corporation and shall have such other title or titles designated by the Board. Subject to the control of the Board, the CEO shall in general manage, supervise and control all of the business and affairs of the Corporation. He or she shall have authority to conduct all ordinary business on behalf of the Corporation and may execute and deliver on behalf of the Corporation any contract, conveyance or similar document; and in general shall perform all duties incident to the office of the CEO of a corporation and such other duties as may be prescribed by the Board or these Bylaws from time to time.

c.President. The President shall perform such duties and shall have such powers as the Board or the CEO (if the President is not the CEO) may from time to time prescribe. Treasurer. The Treasurer (who shall have any other title or titles designated by the Board or the CEO, including without limitation, in the Board’s or the CEO’s discretion, Chief Financial Officer) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board. He or she shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he or she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer in general shall perform all duties incident to the office of the Treasurer of a corporation and such other duties as may be prescribed by the Board, the CEO or these Bylaws from time to time.

d.Secretary. The Secretary shall: (1) attend and keep the minutes of the stockholders’ meetings and of the Board’s meetings in one or more books provided for that purpose, and perform like duties for the standing committees of the Board when required by the Board; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise required by law or the provisions of the Certificate of Incorporation; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the

Exhibit 3.1
Corporation under its seal is duly authorized; (4) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation’s stockholders in a form that permits the preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares, showing the number and class of shares held by each; (5) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (6) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the DGCL or otherwise to create, maintain or preserve; and (7) in general perform all duties incident to the office of Secretary of a corporation and such other duties as may be assigned by the Board, the CEO or these Bylaws from time to time.

e.Deputy Officers. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix “Vice” or “Deputy” shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board or the CEO from time to time.

f.Assistant Officers. The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification.

a.The Corporation shall indemnify and hold harmless to the full extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while serving as a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or

Exhibit 3.1
proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Section 6.01(a) or the provisions of Section 6.01(b) hereof, except as otherwise provided in Section 6.01(f) hereof, the Corporation shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the covered person was authorized in the specific case by the Board of Directors of the Corporation.

b.The Corporation shall indemnify and hold harmless to the full extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while serving as a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation another corporation, partnership, joint venture, trust or other enterprise in any capacity against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Delaware Court or such other court shall deem proper.

c.To the extent that a present or former director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

d.Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Exhibit 3.1
e.Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 6.01. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

f.The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 6.01 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Section 6.01 shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Section 6.01(a) or Section 6.01(b) but whom the Corporation has the power or obligation to indemnity under the provisions of the DGCL, or otherwise.

g.If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under this Section 6.01 is not paid in full within 90 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

h.The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation another corporation, partnership, joint venture, trust or other enterprise in any capacity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.01.

i.The Board of Directors may authorize the Corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided in Section 6.01.

j.For the purposes of this Section 6.01, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or

Exhibit 3.1
agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6.01 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

k.For purposes of this Section 6.01, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this section.

l.The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.01 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

m.Any repeal or modification of the foregoing provisions of this Section 6.01 shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 7.01 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson of the Board of Directors, or the CEO, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be

Exhibit 3.1
issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 7.02 Transfer. The issue, transfer, conversion and registration of stock certificates or uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

Section 7.03 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.04 Fixing the Record Date.

a.In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

b.In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Exhibit 3.1

c.In order for the Corporation to determine the stockholders entitled to express consent to corporate action in writing without a meeting, to the extent stockholder action without a meeting is permitted by the Certificate of Incorporation, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.05 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Section 8.02 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 8.03 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Exhibit 3.1
Section 8.04 Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.05 Waiver of Notice. Whenever any notice is required to be given under applicable law or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by Electronic Transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by Electronic Transmission, unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX

AMENDMENTS

Section 9.01 Amendments. These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders as expressly provided in the Certificate of Incorporation.

ARTICLE X

EXCLUSIVE FORUM

Section 10.01 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Delaware Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or these Bylaws or the Certificate of Incorporation or (iv) any action governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.01.